Exhibit 10.3

EXECUTION VERSION

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of May 13, 2011, by and among HOWARD GLICKBERG (the “Junior Creditor”); FAIRWAY GROUP ACQUISITION COMPANY, a Delaware corporation (“Borrower”), and all other Obligors (as hereinafter defined); and CREDIT SUISSE AG, as administrative agent and collateral agent (in such capacity, together with its successors and assigns from time to time in such capacity, the “Senior Agent”) for the lenders from time to time parties to the Credit Agreement (as hereinafter defined) (the Senior Agent and such lenders, together with all other holders of Senior Debt (as hereinafter defined) under the Credit Agreement, collectively being referred to as the “Senior Creditors”).

INTRODUCTION

A.                                    Borrower, Fairway Group Holdings Corp., a Delaware corporation (“Holdings”), the Senior Agent and the other Senior Creditors thereunder have entered into a Credit Agreement dated as of March 3, 2011 (as the same may be amended, supplemented, replaced, substituted, refinanced or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Senior Creditors have agreed, subject to the terms and conditions set forth therein, to make certain loans and financial accommodations to Borrower.

B.                                    As of the date hereof, the aggregate principal amount of such loans and financial accommodations is $175,000,000 (not including $25,000,000 of additional availability under the Credit Agreement), subject to increase from time to time after the date hereof.

C.                                    Borrower intends to issue a promissory note, dated as of the date hereof, in favor of the Junior Creditor in the aggregate principal amount of $7,333,333 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, together with all notes and other instruments issued in replacement thereof or substitution therefor, the “Junior Note”).

D.                                    Pursuant to the Credit Agreement, it is a condition precedent to the issuance of the Junior Note that the Junior Creditor and Obligors execute and deliver this Agreement.

NOW THEREFORE, in order to induce the Senior Creditors to consummate the transactions contemplated by the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree that the Previous Subordination Agreement is hereby amended and restated in its entirety as follows:

1.                                      Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Credit Agreement.  As used in this Agreement, the following terms have the following meanings:

Bankruptcy Code shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statutes and all rules and regulations promulgated thereunder.

Collection Action shall mean, with respect to the Junior Debt, any action (a) to sue for, take or receive from or on behalf of any Obligor, by setoff or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor with respect to the Junior Debt, (b) to initiate or participate with others in any suit, action or Proceeding against any Obligor or its property to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Debt Documents or applicable law with respect to the Junior Debt, (c) to accelerate any Junior Debt, (d) to cause any Obligor to honor any redemption, put or mandatory payment obligation with respect to the Junior Debt or any other equity interests of any Obligor or (e) to take any action under the provisions of any state, local, federal or foreign law, including, without limitation, the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Obligor.

Debtor Relief Act shall mean, collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, in each case as amended from time to time.

Disqualified Stock shall mean any equity interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of any optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the scheduled maturity of the Senior Debt governed by the terms of the Credit Agreement, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any equity interest referred to in clause (a) above, in each case at any time prior to the first anniversary of such scheduled maturity.

Junior Debt shall mean, collectively, all of the obligations, liabilities and indebtedness of the Obligors to the Junior Creditor evidenced by the Junior Note, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Junior Creditor that are required to be paid by any Obligor pursuant to the terms of any Junior Debt Document and including any interest accruing thereon after commencement of a Proceeding, without regard to whether or not such interest is an allowed claim).

Junior Debt Documents shall mean, collectively, the Junior Note, any guaranty with respect to the Junior Debt and all other documents, agreements and instruments evidencing the foregoing and/or executed and delivered in connection therewith.

Junior Default shall mean (a) a default in the payment of the Junior Debt or in the performance of any term, covenant or condition contained in any of the Junior Debt Documents, or (b) any other occurrence permitting the Junior Creditor to accelerate the payment of, or put or cause the redemption of, all or any portion of the Junior Debt or any of the Junior Debt Documents.

Obligor shall mean, each individually and all collectively, the Borrower, all Loan Parties under the Credit Agreement and all guarantors of the Senior Debt or the Junior Debt.

Paid in Full or Payment in Full shall mean the irrevocable and indefeasible payment in full in cash of all of the Senior Debt and the full and final termination of the lending commitments under the Senior Debt Documents.

Permitted Junior Debt Payments shall mean regularly scheduled payments of interest on the Junior Debt.

Person shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, including, without limitation, any of the foregoing under any Debtor Relief Act.

Reorganization Subordinated Securities shall mean any debt or equity securities issued in a Proceeding in substitution of all or any portion of the Junior Debt, in each case that (a) are subordinated in right of payment, performance and otherwise to the Senior Debt (or any debt and/or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person, and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of (x) any such debt or equity securities issued to the Senior Creditors in connection with such Proceeding or (y) the Junior Debt immediately prior to such issuance; provided in each case that the Junior Creditor shall have entered into such supplements to or modifications of this Agreement as the Senior Agent reasonably may request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or debt and equity securities issued in substitution of all or a portion thereof).

Senior Debt shall mean the “Obligations,” as such term is defined in the Credit Agreement, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, together with (a) any amendments, modifications, refinancings, replacements, renewals or extensions thereof, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.  Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding or not permanently terminated.

Senior Debt Documents shall mean, collectively, the Credit Agreement, the other Loan Documents and all other documents, agreements and instruments evidencing, securing or otherwise pertaining to all or any portion of the Senior Debt.

Senior Default shall mean any event, fact, circumstance or condition that, with the giving of notice or passage of time or both, would constitute, be or result in an “Event of Default” under the Senior Debt Documents.

2.                                      Subordination.

2.1                               Subordination of Junior Debt to Senior Debt.  Each of the Obligors covenants and agrees, and the Junior Creditor by his acceptance of the Junior Note (whether upon original issue or upon transfer or assignment), covenants and agrees, that (a) the payment of any and all of the Junior Debt is subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt and (b) the existing and hereafter acquired liens and security interests of the Senior Agent or any holder of Senior Debt in any Collateral is senior, regardless of the time, order, lack or method of perfection, to all existing and hereafter acquired liens and security interests, if any, of such Junior Creditor (or any agent therefor) in the Collateral, if any, securing all or any portion of the Junior Debt.  To the extent requested by either the Senior Agent, any Senior Creditor or any holder of Senior Debt (or any representative thereof), the Junior Creditor and each Obligor will execute and file of record UCC financing statements and amendments amending their respective financing statements, if any, to reflect the priorities established herein.  Each Senior Creditor and other holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.  The parties hereto intend that this Agreement be enforceable under any Proceeding or Debtor Relief Law.

2.2                               Proceedings.

(a)                                 Payments and Distributions.  In the event of any Proceeding involving any Obligor or any property of any Obligor or any payment or distribution in respect of any such property in any Proceeding, (i) all Senior Debt first shall be Paid in Full before any payment of or payment or distribution with respect to, the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities); (ii) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to the Senior Agent until all Senior Debt is Paid in Full, and the Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and the Junior Creditor also irrevocably authorizes, empowers and directs the Senior Agent to demand, sue for, collect and receive every such payment or distribution; and (iii) the Junior Creditor agrees to execute and deliver to the Senior Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause (ii).

(b)                                 Proofs of Claim; Claims; Voting; and Other Matters.  At any meeting of creditors or in the event of any Proceeding involving any Obligor or any property of any Obligor, the Junior Creditor shall retain the right to vote, file a proof of claim and otherwise act with respect to the Junior Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that such Junior Creditor shall not initiate, prosecute or participate in any claim or action in such Proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt, this Agreement or any liens and security interests securing the Senior Debt and provided further that, if such Junior Creditor votes its claim, such Junior Creditor shall not, without the prior written consent of the Senior Agent, vote to accept a plan of liquidation, reorganization, arrangement, composition or extension that does not provide for the Payment in Full in cash of all of the Senior Debt.  In the event the Junior Creditor fails to execute, verify, deliver and/or file any proofs of claim in respect of the Junior Debt in connection with any such Proceeding prior to the date that is thirty (30) days before the expiration of the time to file any such proof or fails to vote any such claim in any such Proceeding prior to the date that is fifteen (15) days before the expiration of the time to vote any such claim, such Junior Creditor hereby irrevocably authorizes, empowers and appoints the Senior Agent its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and vote such claim in any such Proceeding; provided the Senior Agent shall have no obligation to exercise any such authority with respect to such Junior Creditor’s claim.  In the event that the Senior Agent votes any claim in accordance with the authority granted hereby, the Junior Creditor shall not be entitled to change or withdraw such vote.

(c)                                  Reinstatement.  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and the Junior Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any Proceeding.  This Agreement shall be reinstated, revived and continue in full force and effect if at any time any payment of any of the Senior Debt is rescinded, declared to be fraudulent or preferential, set aside, required to be paid to any receiver, trustee in bankruptcy, insolvency, receivership, fraudulent conveyance, preference or similar law, or must otherwise be returned by any Senior Creditor or holder of Senior Debt or any representative of such Persons.

(d)                                 Collateral.  Subject to any intercreditor arrangements between the Senior Creditors, the Junior Creditor agrees that in a Proceeding the Senior Agent and the other Senior Creditors may consent to the use of cash collateral or provide financing to the Obligors or any of their Subsidiaries or Affiliates on such terms and conditions and in such amounts as the Senior Agent and the other Senior Creditors, in their sole discretion, may decide and, in connection therewith, the Obligors may grant to the Senior Agent and the other Senior Creditors liens and security interests upon all of the property of the Obligors, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by the Senior Creditors during the Proceeding, and (ii) shall be superior in priority to the liens, if any, held by the Junior Creditor.  To the extent that the Junior Creditor has or acquires any liens or other rights with respect to any Collateral, such Junior Creditor shall not assert such rights in any Proceeding without the prior written consent of the Senior Agent unless requested to do so by the Senior Agent in which case such Junior Creditor shall seek to exercise such rights in the manner requested by the Senior Agent.  The Junior Creditor agrees that he will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens or other claims, if any, of such Junior Creditor under any Debtor Relief Law if the Senior Agent has consented to such sale or disposition.  The Junior Creditor agrees not to assert any right it may have to “adequate protection” of such Person’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of the Senior Agent, and agrees not to take any action during any Proceeding that would, or could reasonably be expected to, adversely affect the Senior Agent’s or the other Senior Creditors’ rights or interests in any Collateral, under this Agreement or otherwise.  The Junior Creditor waives any claim it may now or hereafter have arising out of the Senior Agent’s or the other Senior Creditors’ election, in any Proceeding instituted under any Debtor Relief Law, of the application of Section 1111(b)(2) of the Bankruptcy Code or similar provision under any other applicable Debtor Relief Law, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code or similar provision under any other applicable Debtor Relief Law, by any Obligor, as debtor in possession.  The Junior Creditor further agrees that he will not seek to participate on any creditor’s committee without the prior written consent of the Senior Agent.

(e)                                  Applications under Debtor Relief Law.  None of the Obligors or the Junior Creditor shall file any plan or arrangement under any Debtor Relief Law that provides for, or would permit directly or indirectly, the Senior Agent or any other Senior Creditor to be classified with any other creditor of any Obligor for the purposes of any Debtor Relief Law or otherwise, and the Junior Creditor acknowledges and agrees that no Junior Creditor shall endeavor to be so classified.

2.3                               Junior Debt Payments.

(a)                                 Restrictions on Payments; Commencement of Payment Blockage.  The terms of the Junior Debt Documents to the contrary notwithstanding, each Obligor hereby agrees that it may not make, and the Junior Creditor hereby agrees that he will not accept, any payment or distribution on account of, or any redemption, purchase or acquisition of, the Junior Debt (by set off or otherwise, excluding any set off pursuant to Section 10.4(a) of that certain Asset Purchase Agreement, dated October 31, 2006, by and among the Borrower, Holdings, Fairway Operating Corp., Fairway Wholesale & Distribution Co., Inc., Anytime Food Corp., Fairway Plainview, LLC, Fairway Brooklyn, LLC and Fairway Central Services Corp., and the Junior Creditor, David Sneddon or Harold Seybert) until the Senior Debt is Paid in Full other than, except as otherwise provided herein, regularly scheduled payments of interest.  The Obligors and the Junior Creditor further agree that no such payments of interest may be made by any Obligor or accepted by the Junior Creditor if, at the time of such payment or immediately after giving effect thereto a Senior Default exists.  Notwithstanding any provision of this

Agreement to the contrary, the Junior Creditor shall be permitted to exchange Junior Debt for a like value (as reasonably determined by the Junior Creditor) of equity (other than Disqualified Stock) of Holdings.

(b)                                 Termination of Payment Blockage.  The Obligors may pay and resume the payment of and the Junior Creditor may accept the aggregate amount of any regularly scheduled payments of interest (including the payment of default interest, if any, accrued on such payments) previously not paid as a result of the terms hereof and regularly scheduled payments of interest upon the cure or written waiver of all Senior Defaults in accordance with the terms of the Senior Debt Documents; provided that the Obligors are in compliance with Section 2.3(a) both before and after giving effect to such payments of interest.  No Senior Default shall be deemed to have been cured or waived for purposes of this Section 2.3(b) unless and until the Obligors and the Junior Creditor shall have received a written waiver or notice of cure thereof from the Senior Agent.  The Obligors shall give the Junior Creditor prompt notice of the occurrence of any Senior Default and of any cure, waiver or other termination thereof; provided, that the failure of any Obligor to give any such notice shall not affect the subordination provisions of this Agreement or the relative rights of the Senior Agent, the other Senior Creditors and the Junior Creditor under this Agreement.

(c)                                  Non-Applicability to Proceeding.  The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

2.4                               Restriction on Action by the Junior Creditors.

(a)                                 Until the Senior Debt is Paid in Full, the Junior Creditor shall not, without the prior written consent of the Senior Agent, take any Collection Action (other than, upon five (5) Business Days prior written notice to the Senior Agent by the Junior Creditor, sue for specific performance of the payment of regularly scheduled payments of interest permitted to be paid pursuant to Section 2.3 hereof and not so paid) with respect to the Junior Debt, except as permitted in the following sentence.  Upon acceleration of all of the Senior Debt, the Junior Creditor may, upon ten (10) Business Days prior written notice to the Senior Agent by the Junior Creditor, accelerate all of the Junior Debt; provided, however, that, if following the acceleration of the Senior Debt as described above, such acceleration is rescinded, then any acceleration of the Junior Debt, shall likewise be rescinded.  Notwithstanding the foregoing, such ten (10) Business Days notice by the Junior Creditor shall not be required if a Proceeding has occurred with respect to such Obligor so long as all Senior Debt has been accelerated.

(b)                                 Notwithstanding any provision of this Agreement to the contrary, nothing herein shall limit the rights of holders of Junior Debt to initiate any suit or action solely to prevent the running of any applicable statute of limitations or other similar restriction on claims, but nothing in this sentence shall permit any holder of Junior Debt or the Junior Creditor from taking any other Collection Action otherwise prohibited hereby.

2.5                               No Liens.  Subject to the terms of the intercreditor arrangements between the Senior Creditors:

(a)                                 the Junior Creditor shall not seek to obtain, and shall not take, accept, obtain or have, any lien or security interest in any Collateral as security for all or any part of the Junior Debt and, in the event that the Junior Creditor obtains any liens or security interests in any Collateral, such Junior Creditor shall (or shall cause its agent to) promptly execute and deliver to the Senior Agent such documents, agreements and instruments, and take such other actions, as the Senior Agent shall request to release such liens and security interests in such Collateral.

(b)                                 the Senior Agent and the other Senior Creditors shall have the exclusive right as to the exercise and enforcement of all privileges and rights with respect to the Collateral in their sole discretion, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral or settle or adjust insurance claims with respect thereto.  Without in anyway limiting the foregoing, if in connection with any sale or other disposition of Collateral the Senior Agent or the other Senior Creditors request that the Junior Creditor release its liens, if any, upon such Collateral, then such Junior Creditor shall execute and deliver such documents, agreements and instruments, and take such other actions as are necessary to release such Junior Creditor’s liens in such Collateral.

(c)                                  in furtherance of this Section 2.5, the Junior Creditor hereby irrevocably appoints the Senior Agent his attorney-in-fact, with full authority in the place and stead of such Junior Creditor and in the name of such Junior Creditor or otherwise, to execute and deliver any document, agreement or instrument which such Junior Creditor may be required to deliver pursuant to this Section 2.5.  The Senior Agent and the other Senior Creditors shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

2.6                               Amendment of Junior Debt Documents.  Until the Senior Debt is Paid in Full, and anything contained in the Junior Debt Documents or any of the Senior Debt Documents to the contrary notwithstanding, the Junior Creditor shall not, without the prior written consent of the Senior Agent, agree to any amendment or supplement to, or other modification of, the Junior Debt Documents or the Junior Debt.

2.7                               Incorrect Payments.  If any payment or distribution on account of the Junior Debt not permitted to be made by the Obligors or received by the Junior Creditor under this Agreement is received by the Junior Creditor before all Senior Debt is Paid in Full, such payment or distribution shall not be commingled with any asset of such Junior Creditor, shall be held in trust by such Junior Creditor for the benefit of all holders of Senior Debt and shall be promptly paid over to the Senior Agent, or his designated representative, for application (in accordance with the applicable Credit Agreement) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.8                               Transfer.  The Junior Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt or any Junior Debt Document (a) without giving prior written notice of such action to the Senior Agent, (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Agent an agreement substantially identical to this Agreement in form and substance satisfactory to the Senior Agent providing for the continued subordination of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and the other Senior Creditors arising under this Agreement, and (c) unless, following the consummation of any such action, there shall be either (i) no more than five (5) holders of the Junior Debt, or (ii) one Person acting as agent for all holders of the Junior Debt pursuant to documentation reasonably satisfactory to the Senior Agent such that any notices and communications to be delivered to or by the Junior Creditors hereunder shall be made to or obtained from such agent and shall be binding on each Junior Creditor as if directly received by or obtained from such Junior Creditor.  Notwithstanding the failure to execute or deliver any such agreement substantially identical to this Agreement in form and substance satisfactory to the Senior Agent, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of any Junior Creditor.

2.9                               Legends.  Until the Senior Debt is Paid in Full, the Junior Note and all other Junior Debt Documents at all times shall contain in a conspicuous manner the following legend in substantially the following form:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as amended, the “Subordination Agreement”) among Howard Glickberg, the Obligors (as defined therein), the Senior Agent (as defined therein) to the Senior Debt (as defined therein), as more particularly described in the Subordination Agreement, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

3.                                      Modifications to Senior Debt.  The Senior Creditors may at any time without the consent of or notice to the Junior Creditor, without incurring liability to the Junior Creditor and without impairing or releasing the obligations of the Junior Creditor under this Agreement, change the manner or place of payment or extend the time of payment of, increase the principal, interest rates and fees applicable to, or renew or alter any of the other terms of the Senior Debt or the Senior Debt Documents, or amend, modify, supplement, restate, substitute, replace or refinance in any manner any Senior Debt Document or any other agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.  In the event that the Senior Debt is refinanced in its entirety with any Person, the Junior Creditor and such Person(s) will, if so requested by any Person refinancing the Senior Debt in its entirety, enter into an agreement similar in effect to this Agreement containing terms and provisions no more onerous in their entirety than the terms and provisions of this Agreement.

4.                                      Continued Effectiveness of this Agreement.  The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Creditor, the

Obligors, the Senior Agent, the other Senior Creditors and any holders of the Senior Debt arising hereunder shall not be affected, modified or impaired in any manner or to any extent by the validity or enforceability of any of the Senior Debt Documents or the Junior Debt Documents, or any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt, the Senior Debt Documents, the Junior Debt or the Junior Debt Documents.  The Junior Creditor and each holder of Junior Debt hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.  This Agreement shall constitute a Subordination Agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Proceeding in accordance with its terms.

5.                                      No Contest by Junior Creditor.  The Junior Creditor agrees that he will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of the Senior Agent and any holders of the Senior Debt in any Collateral.

6.                                      Representations and Warranties of Junior Creditor.  The Junior Creditor hereby represents and warrants to the Senior Agent and the other Senior Creditors as follows:

6.1                               Authority.  Such Junior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action.

6.2                               Binding Agreements.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Junior Creditor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

6.3                               Conflicting Agreements; Litigation.  No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on such Junior Creditor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by such Junior Creditor or the Junior Debt Documents by the parties thereto.  No pending or, to the best of such Junior Creditor’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would prevent the performance of the terms of this Agreement by such Junior Creditor or the Junior Debt Documents by the parties thereto.

6.4                               Ownership.  Such Junior Creditor is the sole owner, beneficially and of record, of the Junior Note, the other Junior Debt Documents and the Junior Debt.

6.5                               Defaults under Junior Notes.  No Junior Default exists under or with respect to the Junior Note or any of the other Junior Debt Documents.

6.6                               Junior Debt Documents.  There are no material Junior Debt Documents other than the Junior Note, a true, correct and complete copy of which has been provided to the Senior Agent.

7.                                      Representations and Warranties of Senior Agent.  The Senior Agent hereby represents and warrants to the Junior Creditor as follows:

7.1                               Existence and Power.  The Senior Agent is duly organized and validly existing under the laws of the jurisdiction in which it is organized.

7.2                               Authority.  The Senior Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents.

7.3                               Binding Agreements.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Senior Agent, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

8.                                      Notice of Junior Default.  The Junior Creditor and the Obligors shall provide the Senior Agent with a written notice of the occurrence of each Junior Default, and shall notify the Senior Agent in writing in the event such Junior Default is cured or waived; provided that any failure to deliver any such notices shall not otherwise affect the subordination provisions or other obligations of the Junior Creditor or the Obligors hereunder.

9.                                      Notice of Senior Default.  The Senior Agent shall use commercially reasonable efforts to provide the Junior Creditor with a written notice of the occurrence of each Event of Default; provided that failure to provide any such notice shall in no way affect Senior Creditors’ rights under this Agreement, including, without limitation, the subordination provisions hereof.

10.                               Cumulative Rights, No Waivers.  Each and every right, remedy and power granted to the Senior Agent, the other Senior Creditors or any holder of the Senior Debt hereunder shall be cumulative and in addition to any other rights, remedy or power specifically granted herein or in the Senior Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Senior Agent, the other Senior Creditors or any holder of Senior Debt from time to time, concurrently or independently and as often and in such order as the Senior Agent, the other Senior Creditors or such holder may deem expedient.  Any failure or delay on the part of the Senior Agent, the other Senior Creditors or any holder of Senior Debt in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the Senior Agent, the other Senior Creditors or such holder thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of the Senior Agent, the other Senior Creditors or such holder hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

11.                               Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure therefrom, shall not be effective in any event unless the same is in writing and signed by the Senior Agent and the holders of at least 51% of the then outstanding principal balance of the Junior Note, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice or demand given to the Junior Creditor by the Senior Agent, the other Senior Creditors or any holder of Senior Debt in any circumstances not specifically required by the Senior Agent, the other Senior Creditors or such holder hereunder shall not entitle such Junior Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

12.                               Additional Documents and Actions.  The Junior Creditor at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as the Senior Agent reasonably may request in order to effect fully the purposes of this Agreement.

13.                               Notices.  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and shall be given only by, and shall be deemed to have been received upon: (a) registered or certified mail, return receipt requested, on the date on which such notice was received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier; or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

Notices shall be addressed as follows:

(a)                                 If to the Junior Creditor:

Mr. Howard Glickberg
c/o Fairway Group Holdings Corp.
2284 12th Avenue
New York, NY 10027
Facsimile:

(b)                                 If to the Obligors:

c/o Fairway Group Holdings Corp.
2284 12th Avenue
New York, NY 10027
Attention: Chief Financial Officer
Telephone: 646-616-8008
Facsimile: 646-224-1346

(c)                                  If to the Senior Agent:

Credit Suisse AG
One Madison Avenue
New York, NY 10010,
Attention:
Facsimile:

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 13.

The Senior Agent and the other Senior Creditors shall be entitled to rely upon, and shall be fully protected in relying upon, any notice believed by the Senior Agent to be genuine.  The Senior Agent and the other Senior Creditors may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for the Senior Agent or such other Senior Creditor has actual knowledge to the contrary.

14.                               Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15.                               Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Senior Agent, the other Senior Creditors and holders of the Senior Debt and shall be binding upon the successors and assigns of the Junior Creditor and the Obligors.  The Senior Agent and the other Senior Creditors, without notice to or consent of the Junior Creditor, may assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.  EACH OF THE JUNIOR CREDITOR AND THE OBLIGORS ACKNOWLEDGES AND AGREES THAT THE SENIOR AGENT AND THE OTHER SENIOR CREDITORS AT ANY TIME AND FROM TIME TO TIME MAY DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES EVIDENCING THE SENIOR DEBT, THE OBLIGATIONS UNDER THE CREDIT AGREEMENT, THE COLLATERAL AND THE SENIOR DEBT DOCUMENTS TO ONE OR MORE OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS IN THE SENIOR DEBT DOCUMENTS.  The terms “Senior Agent” and “Senior Creditors” in this Agreement include transferees and participants of the Senior Debt and successors and assigns, each of which shall have all rights and benefits of the Senior Agent or Senior Creditors hereunder.  Each transferee and participant of the Senior Debt (to the extent provided in the applicable Credit Agreement) shall have all of the rights and benefits with respect to the Obligations under the applicable Credit Agreement, the notes evidencing Senior Debt, the Collateral, this Agreement and the Senior Debt Documents held by it as fully as the original holder thereof.

16.                               Counterparts.  This Agreement may be executed in one or more counterpart originals, which, taken together, shall constitute one fully-executed instrument.  Any signature delivered by facsimile shall be deemed to be a counterpart original hereto.

17.                               Defines Rights of Creditors; Obligors’ Obligations Unconditional.  The provisions of this Agreement are solely for the purpose of defining the relative rights of the Junior Creditor, the Senior Agent, the other Senior Creditors and the holders of Senior Debt and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Obligor.  As between the Obligors and the Senior Creditors, nothing contained herein shall impair the unconditional and absolute obligation of the Obligors to the Senior Creditors to pay the Senior Debt as such Senior Debt shall become due and payable in accordance with the Senior Debt Documents.

18.                               Subrogation.  After and subject to the Payment in Full of the Senior Debt, and prior to the irrevocable and indefeasible repayment in full in cash of the Junior Debt, the Junior Creditor shall be subrogated to the rights of the Senior Creditors to the extent that payments and distributions otherwise payable to the Junior Creditor have been applied to the Senior Debt in accordance with the provisions of this Agreement.  For purposes of such subrogation, no payments or distributions to Senior Creditors or the holders of Senior Debt of any cash, property or securities to which the Junior Creditor would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the Senior Creditors or holders of Senior Debt by the Junior Creditor, shall, as among the Obligors, their creditors (other than the Senior Creditors) and the Junior Creditor be deemed to be a payment or distribution by such Obligor to or on account of the Senior Debt; it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Junior Creditor, on the one hand, and the Senior Agent, the other Senior Creditors and holders of the Senior Debt, on the other hand.  The Senior Agent and the other Senior Creditors shall have no obligation or duty to protect the Junior Creditor’s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Senior Agent or the other Senior Creditors be liable for any loss to, or impairment of, any subrogation rights held by the Junior Creditor.

19.                               Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

20.                               Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

21.                               Termination.  This Agreement shall terminate upon the Payment in Full of the Senior Debt.

22.                               Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

23.                               CONSENT TO JURISDICTION.  EACH OF THE JUNIOR CREDITOR AND THE OBLIGORS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SENIOR AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  ANY JUDICIAL PROCEEDING AGAINST ANY SENIOR CREDITOR INVOLVING, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK.  EACH OF THE JUNIOR CREDITOR AND THE OBLIGORS EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF THE JUNIOR CREDITOR AND THE OBLIGORS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE JUNIOR CREDITORS AND THE OBLIGORS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

24.                               WAIVER OF JURY TRIAL.  THE JUNIOR CREDITOR, THE OBLIGORS AND THE SENIOR AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  EACH OF THE JUNIOR CREDITOR, THE OBLIGORS AND THE SENIOR AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE JUNIOR CREDITOR, THE OBLIGORS AND THE SENIOR AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

25.                               Waiver of Consolidation.  The Junior Creditor acknowledges and agrees that (i) the Obligors are each separate and distinct entities; and (ii) he will not at any time insist upon, plead or seek advantage of any substantive consolidation, piercing the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Obligors in any Proceeding under any Debtor Relief Act or other similar proceeding.

26.                               Defense to Enforcement Provision.  If the Junior Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any Collection Action against any Obligor, then the Senior Agent or any other Senior Creditor may (i) intervene and interpose such defense or pleas in its name, and/or (ii) by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Agent or any Senior Creditor.  If the Junior Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of any Obligor as a result of any Collection Action, such Junior Creditor agrees forthwith to pay, deliver and assign to the Senior Agent, with appropriate endorsements, any such cash or other assets for application to the Senior Debt owing to the Senior Agent and the other Senior Creditors until the Senior Debt has been Paid in Full.

{Signatures appear on the following page.}

IN WITNESS WHEREOF, the Junior Creditor, the Obligors and the Senior Agent have caused this Subordination Agreement to be executed as of the date first above written.

JUNIOR CREDITOR:

/s/ Howard Glickberg
Name: Howard Glickberg

OBLIGORS:

FAIRWAY GROUP HOLDINGS CORP., A DELAWARE CORPORATION

By:	/s/ Tod A. Nestor
Name: Tod A. Nestor
Title: Chief Financial Officer

FAIRWAY GROUP ACQUISITION COMPANY, A DELAWARE CORPORATION

By:	/s/ Tod A. Nestor
Name: Tod A. Nestor
Title: Chief Financial Officer

FAIRWAY UPTOWN LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Tod A. Nestor
Name: Tod A. Nestor
Title: Chief Financial Officer

FAIRWAY BROADWAY LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Tod A. Nestor
Name: Tod A. Nestor
Title: Chief Financial Officer

FAIRWAY RED HOOK LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Tod A. Nestor
Name: Tod A. Nestor
Title: Chief Financial Officer

FAIRWAY GROUP PLAINVIEW LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Tod A. Nestor
Name: Tod A. Nestor
Title: Chief Financial Officer

FAIRWAY GROUP CENTRAL SERVICES LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Tod A. Nestor
Name: Tod A. Nestor
Title: Chief Financial Officer

SENIOR AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Director